Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement on Form S-3 of Placer Sierra Bancshares of our report, dated March 21, 2005, relating to our audits of the consolidated financial statements included in the Annual Report on Form 10-K of Placer Sierra Bancshares for the year ended December 31, 2004 and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Perry-Smith LLP

Sacramento, California

December 9, 2005